UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 19, 2004

                          TECHNOLOGY CONNECTIONS, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)
                                 North Carolina
                                 --------------
                 (State or Other Jurisdiction of Incorporation)

                                    333-86000
                                    ---------
                            (Commission File Number)

                                   56-2253025
                                   ----------
                      (I.R.S. Employer Identification No.)

                              301C Verbena Street
                   Charlotte, North Carolina                28217
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             (Address of Principal Executive Offices)     (Zip Code)

                                 (704) 400-9042
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Technology Connections, Inc., a North Carolina corporation (the "Registrant"), in connection with the matters described herein.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On February 19, 2004, the Registrant, HouseRaising, Inc., a Delaware corporation ("HouseRaising"),and the shareholders of HouseRaising (the "HouseRaising Stockholders"), executed an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which HouseRaising will merge with and into the Registrant, with the HouseRaising Stockholders receiving in the aggregate 26,980,000 shares of common stock and 1,000,000 shares of Class A Convertible Preferred Stock of the Registrant in exchange for their shares of HouseRaising. In addition, pursuant to the Merger Agreement, the Registrant has agreed to change its corporate name from "Technology Connections, Inc." to "HouseRaising, Inc." prior to the closing.

     The shares of Class A Convertible Preferred Stock issued in the Merger are convertible into ten (10) shares of fully paid and non-assessable shares of common stock five (5) years after the date of issuance, and they have a class vote to approve or disapprove any merger, sale of assets, combination or reorganization involving the Registrant, or other fundamental corporate transaction involving the Registrant. In addition, each share of Class A
Convertible Preferred Stock issued in the Merger is entitled to ten (10) votes per share on all matters on which the common stock votes on upon issuance. The Board of Directors of the Registrant had agreed to take action to designate the Class A Convertible Preferred Stock under North Carolina law between the signing and closing of the Merger. An executed copy of the Merger Agreement, together with Exhibit A thereto containing the Class A Convertible Preferred Stock designation, are attached as Exhibits 10(a) and 10(b) hereto.

     The Closing under the Merger Agreement will occur on the second day after the satisfaction or waiver of all conditions precedent to the obligations of the parties to consummate the transactions contemplated by the Merger Agreement. The Merger is conditioned on, among other things, the Registrant and HouseRaising obtaining the written consent of a majority of their shareholders to approve the transactions contemplated by the Merger Agreement. The Board of Directors and a majority of the Shareholders of each of the Registrant and HouseRaising have executed such consents and thereby approved the Merger Agreement and the Merger.

     In addition to filing this Current Report on Form 8-K, the Registrant contemplates filing with the Commission, prior to the Closing, an Information Statement on Schedule 14C, disclosing to its shareholders the details of the Merger and the proposed filing with the Secretary of State of North Carolina of a Certificate of Designation for the Class A Convertible Preferred Stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY CONNECTIONS, INC.


By: /s/ Kevin Kyzer
    ---------------
    Kevin Kyzer
    President


Date:  February 20, 2004



                                  EXHIBIT INDEX

Exhibit
Number       Description
------       -----------

10(a)        Agreement and Plan of Merger, dated February 19, 2004
10(b)        Designation of Class A Convertible Preferred Stock